EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference, in the Registration Statement on Form S-8 pertaining to the 2000 Employee Stock Option Plan of Radvision Ltd., of our report dated, February 3, 2004, except for note 7e, for which the date is February 12, 2004, with respect to the consolidated financial statements and schedule of RadVison Ltd. for the three-year period ended December 31, 2003, included in the Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.


                                            /s/ Kost Forer Gabbay & Kasierer
                                            Kost Forer Gabbay & Kasierer
                                            Member Firm of Ernst & Young Global




Tel Aviv, Israel
June 27, 2004